EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2026 relating to the financial statements of Lulu’s Fashion Lounge Holdings, Inc. appearing in the Annual Report on Form 10-K of Lulu’s Fashion Lounge Holdings, Inc. for the fiscal year ended December 28, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

July 2, 2026